Exhibit 99.1

Star Gas Partners, L.P. Reports Fiscal 2008 Second Quarter Results

STAMFORD, Conn.--(BUSINESS WIRE)--Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE: SGU), a home energy distributor and services provider specializing in heating oil, today announced financial results for its fiscal 2008 second quarter and the six-month period ended March 31, 2008.

Three months ended March 31, 2008, compared to three months ended March 31, 2007

The Partnership reported a 15.3 percent increase in total revenue to $665.3 million, as an increase in home heating oil selling prices was reduced by a decline in home heating oil volume. Home heating oil volume declined to 169.4 million gallons, as the additional volume provided by acquisitions was more than offset by the effects of warmer temperatures, net customer attrition, conservation and other factors.

Home heating oil per gallon margins increased slightly as product costs reached new highs on 13 occasions during the second quarter of fiscal 2008.

Operating income decreased by $33.7 million to $49.1 million, as a decrease in product gross profit of $19.2 million and an unfavorable change in the fair value of derivatives of $20.3 million was reduced by lower operating costs (including depreciation, amortization and net service) of $5.8 million.

Net income declined by $33.3 million to $41.6 million.

Adjusted EBITDA decreased by $13.9 million to $57.8 million, as the additional EBITDA provided from acquisitions was more than offset by the reduction in EBITDA attributable to the decline in home heating oil volume. Adjusted EBITDA is a non-GAAP financial measure (see below reconciliation) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating the Partnership’s ability to make the Minimum Quarterly Distribution. The Partnership is not required to make the Minimum Quarterly Distribution until February 2009, for the quarter ending December 31, 2008.

Star Gas Partners Chief Executive Officer, Daniel P. Donovan, stated, “Home heating oil price records were set and reset 28 times during the first and second quarters of our fiscal year. We have experienced similar conditions in the past and, predictably, customers react by turning down the thermostat and seeking lower prices. There is always a lower price offer in the market and our employees are tasked with re-selling our customers on the value of the service we offer and, of course, responding appropriately to their price concerns.

“This is hard work and we are very proud of the job they have been doing. We have many competitors in each of our markets with most less than one percent our size. Lacking the resources to replace lost customers by acquiring other heating oil businesses, many of these smaller distributors are forced to use economically unsustainable price offers to retain or acquire new customers in times of market stress. We believe that the business retained or acquired in this way is of marginal value. Our preferred choice has been to fight as hard as we sensibly can through internal marketing efforts. We intend to continue pursuing an active acquisition program as another means of obtaining new accounts. Reflective of the market stress described above, our list of active acquisition prospects is longer than it has ever been. We will pursue the best of these opportunities aggressively. Our strong working capital position leaves us well prepared to do so,” concluded Mr. Donovan.

Six months ended March 31, 2008, compared to six month ended March 31, 2007

The Partnership reported a 23.4 percent increase in total revenue to $1.1 billion, as an increase in home heating oil selling prices was reduced by a decline in home heating oil volume. Home heating oil volume declined to 282.5 million gallons, as the additional volume provided by acquisitions and slightly colder temperatures was more than offset by the effects of net customer attrition, conservation and other factors.

Home heating oil margins were lower by approximately 1 cent per gallon.

During the first half of fiscal 2007, the Partnership recorded a benefit of $4.3 million under its weather insurance contract. The Partnership did not record any benefit under its weather insurance contract in fiscal 2008.

Operating income decreased by $12.3 million to $79.2 million, as a favorable change in the fair value of derivative instruments of $3.8 million was more than offset by an increase in total operating expenses (including depreciation, amortization and net service) of $4.5 million and a reduction in product gross profit of $11.6 million.

Net income declined by $12.9 million to $66.7 million.

Adjusted EBITDA decreased by $17.0 million to $77.1 million, as the additional EBITDA provided from acquisitions was more than offset by the reduction in EBITDA attributable to the impacts of the decline in home heating oil volume, lower per gallon margins and lower weather insurance benefits.

REMINDER: Star Gas management will host a free webcast open to the general public and a conference call on May 8, 2008 at 11:00 a.m. (ET). The webcast is available at http://www.star-gas.com/MediaList.cfm. The conference call dial-in is 706/634-8769.

Star Gas Partners, L.P., is the nation's largest retail distributor of home heating oil. Additional information is available by obtaining the Partnership’s SEC filings at www.sec.gov and by visiting Star’s website at www.star-gas.com where unitholders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of home heating oil; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; the continuing residual impact of the business process redesign project and our ability to address issues related to that project; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; and general economic conditions. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Partnership's Annual Report on Form 10-K for the year ended September 30, 2007 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2008	2007
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$13,624	$112,886
Receivables, net of allowance of $12,255 and $7,645, respectively	265,472	78,923
Inventories	64,473	85,968
Fair asset value of derivative instruments	22,188	14,510
Prepaid expenses and other current assets	37,220	28,216
Total current assets	402,977	320,503

Property and equipment, net	39,404	41,721
Long-term portion of accounts receivables	956	1,362
Goodwill	181,524	181,496
Intangibles, net	38,952	48,468
Deferred charges and other assets, net	7,314	8,554
Total assets	$671,127	$602,104

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$21,888	$18,797
Revolving credit facility borrowings	48,016	-
Fair liability value of derivative instruments	-	5,312
Accrued expenses and other current liabilities	68,671	65,444
Unearned service contract revenue	40,219	37,219
Customer credit balances	21,570	71,109
Total current liabilities	200,364	197,881

Long-term debt	173,848	173,941
Other long-term liabilities	13,439	13,951

Partners’ capital
Common unitholders	299,264	232,895
General partner	156	(129)
Accumulated other comprehensive loss	(15,944)	(16,435)
Total partners’ capital	283,476	216,331
Total liabilities and partners’ capital	$671,127	$602,104

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2008	2007	2008	2007

Sales:
Product	$620,916	$534,856	$1,021,956	$815,258
Installations and service	44,370	42,068	97,274	91,910
Total sales	665,286	576,924	1,119,230	907,168
Cost and expenses:
Cost of product	491,188	385,922	810,446	592,158
Cost of installations and service	45,288	44,384	97,862	94,858
(Increase) decrease in the fair value of derivative instruments	1,813	(18,462)	(15,940)	(12,147)
Delivery and branch expenses	66,802	68,652	124,754	115,146
Depreciation and amortization expenses	6,862	7,316	13,870	14,688
General and administrative expenses	4,193	6,260	9,039	10,948
Operating income	49,140	82,852	79,199	91,517
Interest expense	(5,662)	(5,136)	(10,721)	(10,244)
Interest income	1,401	1,579	2,853	3,373
Amortization of debt issuance costs	(585)	(571)	(1,155)	(1,141)
Income before income taxes	44,294	78,724	70,176	83,505
Income tax expense	2,737	3,845	3,522	3,910
Net income	$41,557	$74,879	$66,654	$79,595
General Partner’s interest in net income	178	320	285	340
Limited Partners’ interest in net income	$41,379	$74,559	$66,369	$79,255

Basic and Diluted income per Limited Partner Unit	$0.55	$0.98	$0.88	$1.05

Weighted average number of Limited Partner units outstanding:
Basic and Diluted	75,774	75,774	75,774	75,774

SUPPLEMENTAL INFORMATION

Earnings (loss) before interest, taxes, depreciation and amortization from continuing operations (EBITDA).

The Partnership uses EBITDA and adjusted EBITDA as measures of liquidity and they are being included because the Partnership believes that they provide investors and industry analysts with additional information to evaluate the Partnership's ability to pay quarterly distributions. EBITDA and adjusted EBITDA are not recognized terms under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income/(loss) or net cash provided by/(used in) operating activities determined in accordance with GAAP. Because EBITDA and adjusted EBITDA as determined by the Partnership excludes some, but not all of the items that affect net income/(loss), it may not be comparable to EBITDA and adjusted EBITDA or similarly titled measures used by other companies. The following tables set forth (i) the calculation of EBITDA and adjusted EBITDA and (ii) a reconciliation of EBITDA and adjusted EBITDA, as so calculated, to cash provided by/(used in) operating activities.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (unaudited)

	Three Months Ended March 31,
(in thousands)	2008	2007

Income from continuing operations	$41,557	$74,879
Plus:
Income tax expense	2,737	3,845
Amortization of debt issuance cost	585	571
Interest expense, net	4,261	3,557
Depreciation and amortization	6,862	7,316
EBITDA from continuing operations	56,002	90,168

(Increase) / decrease in the fair value of derivative instruments	1,813	(18,462)
Adjusted EBITDA (a)	57,815	71,706

Add / (subtract)
Income tax expense	(2,737)	(3,845)
Interest expense, net	(4,261)	(3,557)
Provision for losses on accounts receivable	5,147	2,653
Increase in weather insurance contract	-	2,895
Change in operating assets and liabilities	(75,513)	(76,412)
Net cash used in operating activities	$(19,549)	$(6,560)

Home heating oil gallons sold	169,365	195,055

(a) Adjusted EBITDA is calculated as earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the Partnership’s performance in a manner similar to the method management uses, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, this measure is consistent with the manner in which the Partnership’s debt covenants in its material debt agreements are calculated and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

SUPPLEMENTAL INFORMATION

Earnings (loss) before interest, taxes, depreciation and amortization from continuing operations (EBITDA).

The Partnership uses EBITDA and adjusted EBITDA as measures of liquidity and they are being included because the Partnership believes that they provide investors and industry analysts with additional information to evaluate the Partnership's ability to pay quarterly distributions. EBITDA and adjusted EBITDA are not recognized terms under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income/(loss) or net cash provided by/(used in) operating activities determined in accordance with GAAP. Because EBITDA and adjusted EBITDA as determined by the Partnership excludes some, but not all of the items that affect net income/(loss), it may not be comparable to EBITDA and adjusted EBITDA or similarly titled measures used by other companies. The following tables set forth (i) the calculation of EBITDA and adjusted EBITDA and (ii) a reconciliation of EBITDA and adjusted EBITDA, as so calculated, to cash provided by/(used in) operating activities.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (unaudited)

	Six Months Ended March 31,
(in thousands)	2008	2007

Income from continuing operations	$66,654	$79,595
Plus:
Income tax expense	3,522	3,910
Amortization of debt issuance cost	1,155	1,141
Interest expense, net	7,868	6,871
Depreciation and amortization	13,870	14,688
EBITDA from continuing operations	93,069	106,205

(Increase) / decrease in the fair value of derivative instruments	(15,940)	(12,147)
Adjusted EBITDA (a)	77,129	94,058

Add / (subtract)
Income tax expense	(3,522)	(3,910)
Interest expense, net	(7,868)	(6,871)
Provision for losses on accounts receivable	6,857	4,605
Increase in weather insurance contract	-	(4,305)
Change in operating assets and liabilities	(217,837)	(111,022)
Net cash used in operating activities	$(145,241)	$(27,445)

Home heating oil gallons sold	282,518	294,336

(a) Adjusted EBITDA is calculated as earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the Partnership’s performance in a manner similar to the method management uses, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, this measure is consistent with the manner in which the Partnership’s debt covenants in its material debt agreements are calculated and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

CONTACT:
Star Gas Partners
Investor Relations
203-328-7310
or
Jaffoni & Collins Incorporated
Robert Rinderman, Steven Hecht
212-835-8500
SGU@jcir.com